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                                                                    EXHIBIT 10.3


                     FORM OF EXECUTIVE EMPLOYMENT AGREEMENT

         THIS EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement"), is entered into as of the _____ day of ___________, 2002, by and between QUITMAN FEDERAL SAVINGS BANK, a federal savings bank (the "Bank"), and MELVIN E. PLAIR, an individual resident of the State of Georgia ("Executive").

                              W I T N E S S E T H:
                              -------------------

         WHEREAS, Colony Bancorp, Inc. ("Colony") has acquired all of the equity interest of the Bank by means of a merger pursuant to an Agreement and Plan of Merger dated as of October 22, 2001 (the "Merger Agreement");

         WHEREAS, the Bank is now a wholly-owned subsidiary of Colony;

         WHEREAS, Executive is the President and Chief Executive Officer of the Bank and desires to continue his employment with the Bank in such capacity;

         WHEREAS, Colony desires that Executive continue to serve in the capacity of President and Chief Executive Officer of the Bank;

         WHEREAS, the Bank desires to provide fair and reasonable benefits to Executive on the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, the Bank desires reasonable protection of its confidential business and customer information which it has developed over the years at substantial expense and assurance that Executive will not compete with the Bank for a reasonable period of time after termination of his employment with the Bank, except as otherwise provided herein; and

         WHEREAS, the Bank and Executive, in conjunction with and pursuant to the terms of the Merger Agreement, desire to set forth in writing the terms and conditions of Executive's continued employment with the Bank;

         NOW, THEREFORE, in consideration of these premises, the mutual covenants and undertakings herein contained, the Bank and Executive, each intending to be legally bound, covenant and agree as follows:

         1. Employment. Upon the terms and subject to the conditions set
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forth in this  Agreement,  the Bank agrees to continue to employ  Executive as its President and Chief Executive Officer, and Executive hereby agrees to continue employment with the Bank in such capacity.

         2. Position and Duties. Executive agrees to continue to serve as the
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President and Chief Executive Officer of the Bank and to perform such duties in that office as may reasonably be assigned to him by the Board of Directors of the Bank (the "Bank Board") or by the Chief Executive Officer or the Chief Financial Officer of Colony; provided, however, that such duties shall be performed in or from the offices of the Bank currently located at Quitman, Georgia, and shall be of the same character as those generally associated with the office held by Executive. The Bank shall not, without the written consent of Executive, relocate or transfer Executive to a location other than a location within the boundaries of Brooks County, Georgia. During the term of this Agreement, Executive agrees that he will serve the Bank faithfully and to the best of his ability and that he will devote his full business time, attention and skills to the Bank's business; provided, however, that the foregoing shall not be deemed to restrict Executive from devoting a reasonable amount of time and attention to the management of his personal affairs and investments, so long as such activities do not interfere with the responsible performance of Executive's duties hereunder. The Bank shall nominate Employee as a director of the Bank during the term hereof consistent with the Bank's Bylaws. In the event of a voluntary termination pursuant to Subsection 8(C) hereof, Executive shall, unless otherwise requested by the Bank, immediately resign as a director of the Bank.

         3. Term. The term of this Agreement shall begin on the date hereof (the
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"Effective Date") and, unless otherwise earlier terminated pursuant to Section 8 hereof, shall end on the date which is three (3) years following the Effective Date (hereinafter referred to as the "Initial Term").

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         4. Compensation. Executive shall receive an annual salary of
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___________________________ Dollars ($____________) ("Base Compensation")
payable at regular intervals in accordance with the Bank's normal payroll practices now or hereafter in effect. The Bank may consider and declare from time to time increases in the salary it pays Executive and thereby increase the Base Compensation.

         5. Other Benefits. So long as Executive is employed by the Bank
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pursuant to this Agreement, he shall be included as a participant in all present and future employee benefit, retirement and compensation plans of Colony generally available to employees of its banking subsidiaries, consistent with his Base Compensation and his position as President and Chief Executive Officer of the Bank. Executive and his dependents shall be included in Colony's hospitalization, major medical, disability and group life insurance plans. Each of the above benefits shall continue in effect on terms no less favorable than those for other executive officers of Colony's banking subsidiaries in effect as of the date hereof (as permitted by law) during the Initial Term.

         6. Expenses. So long as Executive is employed by the Bank pursuant to
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this Agreement, Executive shall receive reimbursement from the Bank for all reasonable business expenses incurred in the course of his employment by the Bank, upon proper submission to the Bank of written vouchers and statements for reimbursement. In addition, the Bank shall provide to Executive an automobile during the Initial Term hereof and shall reimburse Executive for all expenses incurred in connection with the operation of such automobile.

         7. Vacation. Executive shall be entitled to paid vacation during the
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Initial Term comparable to that given to him prior to Colony's acquisition of the Bank.

         8. Termination. Subject to the respective continuing obligations of the
            ------------
parties, including, but not limited to, those set forth in Subsections 8(A), 8(B), 8(C), 8(D), 8(E) and 8(F) hereof, Executive's employment by the Bank hereunder may be terminated prior to the expiration of the Initial Term hereof as follows:

                  (A) The Bank, by action of the Bank Board and upon written notice to Executive, may terminate Executive's employment with the Bank immediately for cause. For purposes of this Subsection 8(A), "cause" for termination of Executive's employment shall exist (i) if Executive is convicted of (from which no appeal may be taken), or pleads guilty to, any act of fraud, misappropriation or embezzlement, or any felony, (ii) if, in the determination of the Bank Board, Executive has engaged in gross or willful misconduct materially damaging to the business of the Bank (it being understood, however, that neither conduct pursuant to Executive's exercise of his good faith business judgment nor unintentional physical damage to any property of the Bank by Executive shall be a ground for such a determination by the Bank Board), or
(iii) if Executive has failed, without reasonable cause, to follow written instructions of the Bank Board consistent with Executive's position as President and Chief Executive Officer of the Bank and, after written notice from the Bank of such failure, Executive at any time thereafter again so fails.

                  (B) The Bank may terminate Executive without cause upon thirty (30) days written notice of termination.

                  (C) Executive, by written notice to the Bank, may terminate his employment upon good faith determination by Executive, in Executive's sole and absolute judgment, that any one or more of the following events has occurred, without Executive's express written consent, after a Change of
Control:

                     (i) a change in Executive's reporting responsibilities, titles or offices as in effect immediately prior to the Change of Control, or any removal of the Executive from, or any failure to re-elect the Executive to, any of Executive's positions that Executive held immediately prior to the Change of Control, which has the effect of diminishing Executive's responsibility or authority;

                     (ii) a reduction by the Bank in Executive's Base Compensation as in effect immediately prior to the Change of Control or as the same may be increased from time to time; or

                     (iii) the Bank requires Executive to be based anywhere other than a job location within the boundaries of Brooks County, Georgia, at the time of the Change of Control.

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                       Any event described in this Subsection 8(C)(i) through
(iii) which occurs prior to a Change of Control but which Executive reasonably demonstrates (x) was at the request of a third party who has indicated an intention, or taken steps reasonably calculated, to effect a Change of Control or (y) otherwise arose in connection with, or in anticipation of, a Change of Control which actually occurs, shall constitute good reason for purposes hereof, notwithstanding that it occurred prior to a Change of Control.

                  (D) Executive, by written notice to the Bank, may terminate his employment with the Bank immediately for good reason. For purposes of this Subsection 8(D), "good reason" shall mean a good faith determination by Executive, in Executive's sole and absolute judgment, that any one or more of the following events has occurred, without Executive's express written consent:

                       (i) a change in Executive's reporting responsibilities, titles or offices, or any removal of the Executive from, or any failure to re-elect the Executive to, any of Executive's current positions, which has the effect of diminishing Executive's responsibility or authority;

                       (ii) a reduction by the Bank in Executive's Base Compensation or as the same may be increased from time to time; or

                       (iii) the Bank requires Executive to be based anywhere other than a job location within the boundaries of Brooks County, Georgia.

                  (E) Executive, upon thirty (30) days written notice to the Bank, may terminate his employment with the Bank without good reason.

                  (F) Executive's employment with the Bank shall terminate in the event of Executive's death or disability. For purposes of this Agreement, "disability" shall be defined as Executive's inability by reason of illness or other physical or mental incapacity to perform the duties required by his employment for any consecutive one hundred eighty (180) day period.

                  (G) "Change of Control" shall mean any of the following events:

                       (i) the merger or consolidation of Colony with, or the sale of all or substantially all of the assets of Colony to, any person or entity or group of associated persons or entities;

                       (ii) the direct or indirect beneficial ownership, in the aggregate, of securities of Colony representing twenty-five percent (25%) or more of the total combined voting power of Colony's then issued and outstanding securities by any person or entity, or group of associated persons or entities acting in concert, not affiliated (within the meaning of the Securities Act of 1933, as amended) with Colony as of the date hereof;

                       (iii) the shareholders of Colony approve any plan or proposal for the liquidation or dissolution of Colony; or

                       (iv) a change in the composition of the Colony Board at any time during any consecutive twelve (12) month period such that the "Continuity Directors" cease for any reason to constitute at least a seventy percent (70%) majority of the Colony Board. For purposes of this Agreement, "Continuity Directors" means those members of the Colony Board who either:

                          a. were directors at the beginning of such Consecutive twelve (12) month period; or

                          b. were elected by, or on the nomination or recommendation of, at least a two-thirds (2/3) majority of the Colony Board.


      9. Compensation Upon Termination. In the event of the termination of
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Executive's employment with the Bank pursuant to Section 8 hereof, compensation shall continue to be paid by the Bank to Executive as follows:

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                  (A) In the event of a termination pursuant to Subsection 8(A)
or Subsection 8(E) hereof, compensation provided for herein (including Base Compensation and any Annual Bonus) shall continue to be paid, and Executive shall continue to participate in the employee benefit, retirement and compensation plans and other perquisites as provided in Section 5 hereof, through and including the Date of Termination (as hereinafter defined) specified in the Notice of Termination (as hereinafter defined). Any benefits payable under insurance, health, retirement and bonus plans as a result of Executive's participation in such plans through such date shall be paid when due under such plans.

                  (B) In the event Executive is terminated pursuant to Subsection 8(B) or 8(C) without cause or pursuant to Subsection 8(D) within twelve (12) months after the date of a Change of Control, then (I) Executive shall be entitled to continue to receive from the Bank for the remainder of the Initial Term his Base Compensation at the rates in effect at the time of termination payable in accordance with the Bank's standard payment practices then existing; and (II) for the remainder of the Initial Term, shall maintain in full force and effect for the continued benefit of Executive each employee welfare benefit plan (as such term is defined in the Employment Retirement Income Security Act of 1974, as amended) in which Executive was entitled to participate immediately prior to the date of his termination, unless an essentially equivalent and no less favorable benefit is provided by a subsequent employer of Executive, provided that if the terms of any such employee welfare benefit plan or applicable laws do not permit continued participation by Executive, the Bank will arrange to provide to Executive a benefit substantially similar to, and no less favorable than, the benefit he was entitled to receive under such plan at the end of the period of coverage.

                  (C) In the event of a termination pursuant to Subsection 8(F) hereof, compensation provided for herein (including Base Compensation) shall continue to be paid, and Executive shall continue to participate in the employee benefit, retirement and compensation plans and other perquisites as provided in
Section 5 hereof, (i) in the event of Executive's death, through the date of death, or (ii) in the event of Executive's disability, through the Date of Termination specified in the Notice of Termination. Any benefits payable under insurance, health, retirement and bonus plans as a result of Executive's participation in such plans through such date shall be paid when due under those plans.

         10. Notice of Termination and Date of Termination. Any termination of
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Executive's employment with the Bank as contemplated by Section 8 hereof, except in the circumstances of Executive's death, shall be communicated by written "Notice of Termination" by the terminating party to the other party hereto. Any "Notice of Termination" pursuant to Subsections 8(A), 8(B), 8(C), 8(D), 8(E) or 8(F) shall indicate the specific provisions of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination. For purposes of this Agreement, "Date of Termination" shall mean: (i) if Executive's employment is terminated because of disability, then thirty (30) days after Notice of Termination is given (unless Executive shall have returned to the performance of Executive's duties on a full-time basis during such thirty (30) day period); or (ii) if Executive's employment is terminated for cause, retirement, good reason or pursuant to Subsection 8(B) or 8(C) hereof, then the date specified in the Notice of Termination; provided, however, that if within thirty (30) days after any such Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally resolved in good faith, either by mutual agreement of the parties or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

         11. Payments After Death. Should Executive die after termination of his
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employment with the Bank while any amounts are payable to him hereunder, this
Agreement shall inure to the benefit of and be enforceable by Executive's executors, administrators, heirs, distributees, devisees and legatees, and all amounts payable hereunder shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee or other designee or, if there is no such designee, to his estate.

         12. Full Settlement and Legal Expenses. The respective obligations of
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the parties hereto to make payments or otherwise to perform hereunder shall not be affected by any rights of set-off, counterclaim, recoupment, defense or other claim, right or action which one party hereto may have against the other party hereto. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts which may be payable to Executive by the Bank hereunder. If any legal action, proceeding in arbitration or other proceeding is brought for the enforcement of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, court costs and all expenses incurred in that action or proceeding, even if not taxable

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as court costs, plus in each case interest at the Applicable Federal Rate, in addition to any other relief to which such party or parties may be entitled.

         13. Notices. For purposes of this Agreement, notices and all other
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communications provided for herein shall be in writing and shall be deemed to have been given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to Executive:  Melvin E. Plair
                                    602 E. Screven Street
                                    P. O. Box 592
                                    Quitman, GA 31643-0592

                  If to the Bank:   Quitman, FSB
                                    602 E. Screven Street
                                    P. O. Box 592
                                    Quitman, GA 31643-0592

or to such address as either party hereto furnishes to the other party in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         14. Governing Law. The validity, interpretation, and performance of
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this Agreement shall be governed by the laws of the State of Georgia, without giving effect to the conflicts of laws principles thereof.

         15. Successors. The Bank shall require any successor (whether direct or
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indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Bank, by agreement in form and substance reasonably satisfactory to Executive, to expressly assume and agree to perform this Agreement in the same manner and same extent that the Bank would be required to perform it if no such succession had taken place. Failure of the Bank to obtain such agreement prior to the effectiveness of any such succession shall be a material intentional breach of this Agreement and shall entitle Executive to terminate his employment with the Bank for good reason pursuant to Subsection 8(B) hereof. As used in this Agreement, "the Bank" shall mean the Bank as hereinbefore defined and any successor to its business or assets as aforesaid.

         16. Modification. No provision of this Agreement may be modified,
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waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and the Bank. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of dissimilar provisions or conditions at the same or any prior subsequent time.

         17. Severability. The invalidity or unenforceability of any provisions
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of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         18. Counterparts. This Agreement may be executed in one or more
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counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Executed counterparts may be delivered via facsimile transmission.

         19. Assignment. This Agreement is personal in nature and neither party
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hereto shall, without consent of the other, assign or transfer this Agreement or any rights or obligations hereunder except as provided in Sections 11 and 15 above. Without limiting the foregoing, Executive's right to receive compensation hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by his will or by the laws of descent or distribution as set forth in Section 11 hereof, and in the event of any attempted assignment or transfer contrary to this Section 19, the Bank shall have no liability to pay any amounts so attempted to be assigned or transferred.

         20. Entire Agreement. This Agreement constitutes the entire agreement
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between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

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         IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed and delivered by its duly authorized officer, and the Executive has executed and delivered this Agreement, all as of the day and year first above written.

                                       QUITMAN FEDERAL SAVINGS BANK

                                       By:
                                           ------------------------------------
                                       Its:
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                                                                         (SEAL)
                                       ----------------------------------
                                       MELVIN E. PLAIR